EXHIBIT 4.14
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                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of June 12, 2000

                           SUPPLEMENTING AND AMENDING

                                       THE

                                    INDENTURE

                           Dated as of April 15, 1997

                                    Between

                            THE TIMES MIRROR COMPANY

                                      AND

                                CITIBANK, N.A.,

                                   as Trustee

                          ----------------------------



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     FIRST SUPPLEMENTAL INDENTURE (this "FIRST SUPPLEMENTAL INDENTURE"), dated as of June 12, 2000, between Tribune Company, a Delaware corporation ("TRIBUNE" or "SUCCESSOR"), The Times Mirror Company, a Delaware corporation (the "COMPANY"), and Citibank, N.A., a national banking association duly incorporated and existing under the laws of the United States of America, as trustee (the "TRUSTEE").

                                R E C I T A L S

     The Company has heretofore executed and delivered to the Trustee a certain Indenture dated as of April 15, 1997, (herein called the "INDENTURE") providing for the issuance of its Liquid Yield Option Notes (TM) due 2017 (collectively, herein called the "SECURITIES"). All capitalized terms used in this First Supplemental Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

     Pursuant to an Agreement and Plan of Merger, dated as of March 13, 2000 between the Company and Tribune, the Company has been merged with and into Tribune effective as of the date hereof (the "MERGER") under the General Corporation law of the State of Delaware with Tribune being the surviving corporation.

     Section 5.01 of the Indenture provides that in the event the Company shall consolidate with or merge into a successor company, the successor company shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Indenture to be performed or observed by the Company and shall provide for conversion rights in accordance therewith.

     Section 11.14 of the Indenture requires that this First Supplemental Indenture provide that each Holder of the Securities may convert the Securities into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders.
Section 11.14 of the Indenture further requires that this First Supplemental Indenture provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in Article XI of the Indenture.

     Section 9.01(2) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to comply with provisions in the Indenture related to the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities.

     The Company has furnished the Trustee with (i) an Officers' Certificate and
(ii) an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture with respect to this First Supplemental Indenture have been complied with, and (iii) a copy of the

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Board Resolution authorizing the execution of supplemental indentures including this First Supplemental Indenture.

     All things necessary to authorize the assumption by the Successor of the Company's obligations under the Indenture and to make this First Supplemental Indenture when executed by the parties hereto a valid and binding amendment of and supplement to the Indenture have been done and performed.

     NOW, THEREFORE, for and in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

     SECTION 1. Defined Terms; Amended Provisions.

          1.1 Section 1.01 of the Indenture is hereby amended by adding the following definitions:

          "Tribune" means Tribune Company, a Delaware corporation.

          "Tribune Common Stock" means common stock, par value $.01 per share, of Tribune.

          1.2 All references in the Indenture (including any and all exhibits thereto) to the defined term Series A Common Stock shall be deemed to be references to the defined term Tribune Common Stock.

          1.3 The second to last paragraph of Section 3.09(a) of the Indenture is hereby amended by deleting the following words: "or the Chandler Trusts or any trustees thereof".

          1.4 The third paragraph of Section 9 of the Form of Reverse Side of LYON on Exhibit A-1 of the Indenture and the Form of Reverse Side of Regulation S Temporary Global Security on Exhibit A-2 of the Indenture is hereby amended by replacing the number "5.828" with the number "14.57".

          1.5 The address which appears under the phrase "if to the Company:" in
Section 13.02 is hereby amended to read as follows:

          Tribune Company
          435 North Michigan Avenue
          Chicago, Illinois 60611
          Attention: Secretary

          SECTION 2. Each Holder of the Securities may convert the Securities into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the Merger if such Holder had converted the Security immediately before the effective date of the Merger, assuming (to the extent applicable) that such Holder (i) was not a constituent

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person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders.

     SECTION 3. This First Supplemental Indenture shall become effective on the date the Merger becomes effective and duly executed counterparts hereof shall have been signed by the Trustee, the Company and Tribune.

     SECTION 4. Subject to the terms of this First Supplemental Indenture, the Successor hereby expressly assumes, from and after the consummation of the Merger, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance and observance of every obligation of the Company to be performed or observed by the Company under the Indenture.

     SECTION 5. The Successor shall, from and after the consummation of the Merger, by virtue of the aforesaid assumption and the delivery of, and subject to the terms of, this First Supplemental Indenture, succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Successor had been named as the Company in the Indenture.

     SECTION 6. Subject to the terms of this First Supplemental Indenture, the Successor makes and reaffirms as of the date of execution of this First Supplemental Indenture all of the Company's representations, warranties, covenants and agreements set forth in the Indenture.

     SECTION 7. All covenants and agreements in this First Supplemental Indenture made by the Successor shall bind its successors and assigns, whether so expressed or not.

     SECTION 8. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 9. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

     SECTION 10. The First Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

     SECTION 11. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                                    * * * *

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     This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunder affixed and attested, all as of the day and year first above written.


                                        TRIBUNE COMPANY, a Delaware corporation



                                        By:  /s/  Crane H. Kenney
                                           ----------------------------------
                                           Name:  Crane H. Kenney
                                           Title: Senior Vice President,
                                                   General Counsel and Secretary

[SEAL]



Attest:



By:  /s/  Mark W. Hianik
   ---------------------------
   Name:  Mark W. Hianik
   Title: Assistant Secretary



                                        THE TIMES MIRROR COMPANY, a Delaware
                                        corporation



                                        By:  /s/  William A. Niese
                                           ----------------------------------
                                           Name:  William A. Niese
                                           Title: Vice President
                                                   and General Counsel
[SEAL]

Attest:

By: /s/
   ---------------------------
   Name:
   Title:



              [Signature Page to the First Supplemental Indenture]

                                        CITIBANK, N.A., as Trustee



                                        By:  /s/  Nancy Forte
                                           ----------------------------------
                                           Name:  Nancy Forte
                                           Title: Senior Trust Officer



[SEAL]



Attest:


By:  /s/  Wafaa Orfy
   -------------------------------
   Name:  Wafaa Orfy
   Title: Assistant Vice President




              [Signature Page to the First Supplemental Indenture]